Exhibit 32
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, U.S. Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, U.S. Code), each of the undersigned officers of EPIX Pharmaceuticals, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 10-K for the year ended December 31, 2005, as amended (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 28, 2006	/s/ Michael J. Astrue

Michael J. Astrue
Interim Chief Executive Officer

Dated: April 28, 2006	/s/ Robert B. Pelletier

Robert B. Pelletier
Executive Director of Finance and
Principal Accounting Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.